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                                                            EXHIBIT NO. 99.G.1.X

                                                         AMENDMENT

                                                      [JPMORGAN LOGO]


JPMORGAN CHASE BANK
4 New York Plaza
New York, NY 10004

April 27, 2005

The UBS Funds
One North Wacker Drive
Chicago, IL  60606

     RE: AMENDMENT TO MULTIPLE SERVICES AGREEMENT EFFECTIVE MAY 9, 1997 SCHEDULES B1 AND F TO REFLECT THE ADDITION OF SERIES, NAME CHANGES TO SERIES AND ELIMINATION OF SERIES

Dear Sirs:

We refer to the Multiple Services Agreement effective May 9, 1997 (the "MSA") between Morgan Stanley Trust Company, which was succeeded by JPMorgan Chase Bank, and The UBS Funds.

         The parties hereby agree as follows:

         1. "Schedule B1 - List of Series of The UBS Funds as last amended on ___________, 2004" IS REPLACED in its entirety with "Schedule B1 - List of Series of The UBS Funds as last amended on April 27, 2005" attached hereto.

         2. "Schedule F - Fee Schedule for The UBS Funds as last amended on ___________, 2004" IS REPLACED in its entirety with "Schedule F - Fee Schedule for The UBS Funds as last amended on April 27, 2005," attached hereto.

         The MSA, as amended by this letter amendment, shall continue in full force and effect.


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     Please evidence your acceptance of the terms of this letter by signing below and returning one copy to ________________________, J.P. Morgan Investor Services Co., 73 Tremont, Boston, MA 02108.

                                                     Very truly yours,

                                                     JPMORGAN CHASE BANK


                                                     By:
                                                        ------------------------
                                                     Name:
                                                     Title: [Vice President]

Accepted and Agreed:

THE UBS FUNDS


By:
   ---------------------------
Name: Joseph Malone
Title: Treasurer and Principal Accounting Officer


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                                   SCHEDULE B1

                         LIST OF SERIES OF THE UBS FUNDS

                         AS LAST AMENDED APRIL 27, 2005

UBS U.S. Bond Fund
UBS High Yield Fund
UBS U.S. Large Cap Equity Fund
UBS U.S. Large Cap Value Equity Fund
UBS U.S. Large Cap Growth Fund
UBS U.S. Small Cap Equity Fund
UBS U.S. Small Cap Growth Fund
UBS U.S. Real Estate Equity Fund
UBS Global Allocation Fund
UBS Global Equity Fund
UBS Global Bond Fund
UBS International Equity Fund
UBS Emerging Markets Debt Fund
UBS Emerging Markets Equity Fund
UBS Dynamic Alpha Fund
UBS Absolute Return Bond Fund


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                                   SCHEDULE F

                         FEE SCHEDULE FOR THE UBS FUNDS

                         AS LAST AMENDED APRIL 27, 2005

                 ACCOUNTING, ADMINISTRATION, TRANSFER AGENCY AND
                      CUSTODY SERVICES ANNUAL FEE SCHEDULE


1. On an annual basis, 0.25 basis points of the average weekly U.S. assets of the Customer and 5.25 basis points of the average weekly non-U.S. assets of the Customer, 32.50 basis points of the average weekly emerging markets equity assets of the Customer and 1.90 basis points of the average weekly emerging markets debt assets of the Customer.

There will be an annual fee of $25 for each shareholder account within The UBS Funds.

An additional fee of 7.50 basis points will be charged for administrative duties. PLEASE NOTE: The additional fee of 7.50 basis points can ONLY be charged up to the extent it does not make a fund exceed its expense cap. Please see below for the expense caps of each fund within The UBS Funds, excluding all loads and 12(b)-1 fees:

FUND EXPENSE CAP

UBS Global Equity Fund                                         100 basis points
UBS Global Bond Fund                                           90 basis points
UBS U.S. Large Cap Equity Fund                                 105 basis points
UBS U.S. Large Cap Value Equity Fund                           85 basis points
UBS U.S. Large Cap Growth Fund                                 80 basis points
UBS U.S. Small Cap Equity Fund                                 115 basis points
UBS U.S. Small Cap Growth Fund                                 103 basis points
UBS U.S. Real Estate Equity Fund                               105 basis points
UBS U.S. Bond Fund                                             60 basis points
UBS High Yield Fund                                            95 basis points
UBS Emerging Markets Debt Fund                                 115 basis points
UBS International Equity Fund                                  100 basis points
UBS Emerging Markets Equity Fund                               160 basis points
UBS Dynamic Alpha Fund                                         110 basis points
UBS Absolute Return Bond Fund                                  85 basis points



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                                   SCHEDULE F
                          AS AMENDED ON APRIL 27, 2005


NO FEE (asset based or otherwise) will be charged on any investments made by any fund into any other fund managed by UBS Global Asset Management (Americas) Inc. Fees are to be charged ONLY where actual non-UBS Global Asset Management (Americas) Inc.-sponsored investment company or series securities are held. Assets of a series which are invested in another UBS Global Asset Management (Americas) Inc.-sponsored investment company or series shall not be counted in determining whether or not the charging of the 7.50 basis points charge for administrative duties would cause a fund to exceed its fee cap and shall not be counted in determining the amount of assets subject to the 7.50 basis points.

[For purposes of this Schedule F, the "average weekly U.S. assets of the customer" means the average weekly U.S. assets custodied within the United States of the Customer as calculated by the Accounting Agent for the month for which the statement reflecting the charges for a given month relates. For purposes of this Schedule F, the "average weekly non-U.S. assets of the customer" means the average weekly balance of countries included in the Morgan Stanley Capital World Ex-U.S.A. (free) Index or the Salomon Non-U.S. Government Bond Index (including assets with a country of issue of the European Economic Community and held in Euroclear or CEDEL) custodied outside the United States of the Customer as calculated by the Accounting Agent for the month for which the statement reflecting the charges for a given month relates. For purposes of this Schedule F, the "average weekly emerging markets equity assets of the customer" means the average weekly balance of the countries included in the International Finance Corporation Global Index (excluding countries included in the Morgan Stanley Capital World Ex-U.S.A. (free) Index or the Salomon Non-U.S. Government Bond Index, but including assets with a country of issue in the local market contained in such index that are held in Euroclear or CEDEL) custodied outside the United States of the Customer's emerging markets equity funds as calculated by the Accounting Agent for the month for which the statement reflecting the charges for a given month relates. For purposes of this Schedule F, the "average weekly emerging markets debt assets of the customer" means the average weekly balance of the countries included in the J.P. Morgan Emerging Markets Bond Index Plus custodied outside the United States of the Customer's emerging markets debt funds (including assets with a country of issue in the local market contained in such index that are held in Euroclear or CEDEL) as calculated by the Accounting Agent for the month for which the statement reflecting the charges for a given month relates.]

Those fees include all out-of-pocket expenses or transaction charges incurred by the accountant, administrator, transfer agent and custodian with the exception of the following.


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                                   SCHEDULE F

                          AS AMENDED ON APRIL 27, 2005

The Customer will be billed directly by Other Parties for the following direct Customer expenses or transaction charges:

(1)  taxes;

(2) salaries and other fees of officers and directors who are not officers, directors, shareholders or employees of Other Parties, or the Customer's investment adviser;

(3) SEC and state Blue Sky registration and qualification fees, levies, fines and other charges;

(4)  EDGAR filing fees;

(5)  independent public accountants;

(6)  insurance premiums including fidelity bond premiums;

(7)  outside legal expenses;

(8)  costs of maintenance of corporate existence;

(9) expenses of typesetting and printing of prospectuses for regulatory purposes and for distribution to current shareholders of the Customer;

(10) expenses of printing and production costs of shareholders' reports and proxy statements and materials;

(11) trade association dues and expenses; and

(12) travel and lodging expenses of the Customer's directors and officers who are not directors, officers and/or employees of Other Parties.

Customer will not be billed directly for any direct Customer Expenses or pay any other direct Customer expenses, unless the payment of such direct expenses is agreed to in writing by Customer.

2. Upon termination of the provision of services under this Agreement before the end of any month, the fee for the part of the month before such termination or the date after which the provision of services ceases, whichever is later, shall be prorated according to the proportion which such part bears to the full monthly period and shall be payable upon the date of such termination or the date after which the provision of the services ceases, whichever is later.